UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 10, 2020

The Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-51018

Delaware	23-3016517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

409 Silverside Road

Wilmington, DE 19809

(Address of principal executive offices, including zip code)

302-385-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	TBBK	Nasdaq Global Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01	Entry in Material Definitive Agreement

On August 13, 2020, The Bancorp, Inc. (the “Company”) completed its offering of $100,000,000 aggregate principal amount of its 4.750% Senior Notes due 2025 (the “Notes”). The offering of the Notes was consummated pursuant to the terms of an underwriting agreement, dated as of August 10, 2020 (the “Underwriting Agreement”) by and among the Company, The Bancorp Bank (the “Bank”), and Piper Sandler & Co., as representative of the several underwriters named in Schedule A to the Underwriting Agreement. The Underwriting Agreement contains various representations, warranties and agreements by the Company and the Bank, indemnification rights and obligations of the parties and termination provisions.

The net proceeds to the Company from the sale of the Notes, after the underwriting discount, but before estimated transaction expenses, were approximately $98.5 million. The Notes were offered pursuant to the prospectus supplement, dated August 10, 2020, to the base prospectus, dated July 13, 2020, forming a part of the Company’s registration statement on Form S-3 (File No. 333-239529) (the “Registration Statement”).

The Notes will mature on August 15, 2025 (the “Maturity Date”). Interest is payable semi-annually in arrears on March 15 and September 15 of each year, commencing on March 15, 2021. The Notes are redeemable in whole or in part beginning on or after the 30th day prior to the Maturity Date, at 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to but excluding the date of redemption.

The Company intends to use the net proceeds from the sale of the Notes for general corporate purposes, which may include capital to support the growth of the Bank.

The Notes were issued pursuant to the Indenture, dated as of August 13, 2020 (the “Base Indenture”), as supplemented and amended by a First Supplemental Indenture dated as of August 13, 2020 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). The Notes are not obligations of, and are not, and will not be, guaranteed by any of the Company’s subsidiaries.

The foregoing description of the Underwriting Agreement, the Notes and the Indenture is qualified in its entirety by reference to the full text of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Form of Note. The Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the Form of Note are attached hereto as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

1.1	Underwriting Agreement, dated as of August 10, 2020, by and among the Company, the Bank and Piper Sandler & Co., as representative of the underwriters named therein.

4.1	Indenture, dated as of August 13, 2020, by and between the Company and Wilmington Trust, National Association, as Trustee.

4.2	First Supplemental Indenture, dated as of August 13, 2020, by and between the Company and Wilmington Trust, National Association, as Trustee.

4.3	Form of 4.750% Senior Note due 2025 (included as part of Exhibit 4.2).

5.1	Opinion of Ledgewood, P.C.

23.1	Consent of Ledgewood, P.C. (included in Exhibit 5.1).

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2020	The Bancorp, Inc.

	By:	/s/ Paul Frenkiel
Name: Paul Frenkiel
Title: Chief Financial Officer and Secretary